UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2007
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31932 (Commission File Number)	88-0464853 (IRS Employer Identification No.)

11150 Santa Monica Blvd., Suite 1500 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)
Registrant’s telephone number, including area code: (310) 444-4300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial statements and Exhibits.
SIGNATURES

Item 9.01 Financial statements and Exhibits.
     (b) Pro forma financial information.
     On January 18, 2007, we filed a current report on Form 8-K dated January 11, 2007. The purpose of this amendment to that report is to provide pro forma financial information relative to the transactions reported in that filing.
     The unaudited consolidated pro forma financial information in the tables below as of September 30, 2006 and for the periods ended September 30, 2006 and December 31, 2005 was derived from our and CompCare’s consolidated financial statements. This information should be read in conjunction with the consolidated financial statements and related notes contained in our and CompCare’s annual, quarterly and other reports. We have presented the financial data on a pro forma completed transaction basis and on a pro forma as adjusted basis for the effects of pending transactions to give effect to the transactions listed below:
1. The sale of 3,573,258 shares of our common stock, which closed on December 18, 2006, at the offering price of $7.30 per share, after deducting placement agent fees and estimated offering expenses paid by us. Gross and net proceeds resulting from this offering were $26.1 million and $24.3 million, respectively. [Unaudited Pro Forma Balance Sheet only]
2. The acquisition of a controlling interest in CompCare, via the acquisition of Woodcliff on January 12, 2007 for $9 million in cash and 215,053 shares of our common stock. At the time of the transaction Woodcliff owned over 50% of the voting interests in CompCare and had no assets other than securities of CompCare and no liabilities.
3. The Acquisition Financing, which closed on January 18, 2007. The $10 million proceeds were allocated for accounting purposes between the note and warrants based on the relative fair values on the date of issuance. Direct costs incurred to issue the note and warrants are estimated at $250,000.
4. The acquisition of the remainder of CompCare’s equity securities through the consummation of the merger with CompCare for $4.9 million in common stock. As of January 18, 2007, the number of our shares that will be registered and issued to the minority CompCare shareholders will be 493,013. The minority shareholders of CompCare have dissenter’s rights on the merger in accordance with Delaware law. These rights allow the minority shareholders to have an appraisal done on the transaction. They have the right to request a cash payment for their shares. These pro forma financial statements assume that no dissenters will be paid in cash. We are not able at this time to determine the number of shareholders, if any, that would require a cash payment, or the amount of such payment.
     The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The CompCare acquisition is treated as a purchase transaction and, as such, the purchase price allocations are preliminary in nature and subject to change following the transaction based on an appraisal of the net assets acquired and on refinements as actual data becomes available.
     The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.

Hythiam, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2006

	Hythiam	CompCare	Pro Forma Adjustments							Pro Forma
	Historical	Historical					Issuance of		Pro Forma	Adjustments
	Sep. 30,	Nov. 30,	Woodcliff		Dec 18, 2006		Note&		(Completed	CompCare		Pro Forma,
(in thousands)	2006	2006 (a)	Acquisition		Offering		Warrants		Transactions)	Merger		As Adjusted
Assets:
Cash and cash equivalents	$3,654	$5,904	$(9,000	)(c)	$—		$9,750	(i)	$10,308	$—		$10,308
Marketable securities	21,589	—	—		24,320	(b)	—		45,909	—		45,909
Restricted cash	92	1	—		—		—		93	—		93
Net accounts receivable	718	143	—		—		—		861	—		861
Prepaids and other current assets	692	638	—		—		—		1,330	—		1,330

Total Current Assets	26,745	6,686	(9,000)		24,320		9,750		58,501	—		58,501

Property and equipment, net	3,688	366	—		—		—		4,054	—		4,054
Intellectual property & other intangible assets	3,446	46	4,042	(d)	—		—		7,534	4,002	(d)	11,536
Goodwill	—	991	8,350	(e)	—		—		9,341	826	(e)	10,167
Other assets	486	193	—		—		221	(i)	900	—		900

Total Assets	$34,365	$8,282	$3,392		$24,320		$9,971		$80,330	$4,828		$85,158

Liabilities and Stockholders’ Equity:
Accounts payable and accrued liabilities	$4,913	$1,130	$849	(f)	$—		$—		$6,892	$—		$6,892
Accrued claims payable	—	2,678	—		—		—		2,678	—		2,678
Other accrued liabilities	1,996	2,562	—		—		—		4,558	—		4,558

Total Current Liabilities	6,909	6,370	849		—		—		14,128	—		14,128

Long-term debt	—	2,244	(108	)(h)	—		8,852	(i)	10,988	(107	)(h)	10,881
Other liabilities	517	166	—		—		—		683	—		683

Total Liabilities	7,426	8,780	741		—		8,852		25,799	(107)		25,692
Stockholders’ Equity:
Preferred stock	—	720	(720	)(j)	—		—		—	—		—
Common stock	4	77	(77	)(j)	—		—		4	—		4
Additional paid-in capital	93,895	57,493	(55,340	)(g)	24,320	(b)	1,119	(i)	121,487	4,935	(g)	126,422
Accumulated deficit	(66,960)	(58,788)	58,788	(j)	—		—		(66,960)	—		(66,960)

Total stockholders’ equity (deficit)	26,939	(498)	2,651		24,320		1,119		54,531	4,935		59,466

Total Liabilities and Stockholders Equity	$34,365	$8,282	$3,392		$24,320		$9,971		$80,330	$4,828		$85,158

(a)	The CompCare consolidated balance sheet is presented as of November 30, 2006.

(b)	Reflects proceeds from the issuance of 3,573,258 shares of common stock on December 18, 2006 at a price of $7.30 per share, after deducting placement agent fees and other estimated offering expenses (legal, accounting, printing, etc.) of approximately $1.8 million, as if it had been completed on September 30, 2006.

(c)	Reflects the $9 million of cash paid as part of the purchase price for the CompCare merger, as if it had been completed on September 30, 2006.

(d)	Reflects the estimated fair value of the intangible assets acquired as part of the Woodcliff acquisition and CompCare merger, representing customer contracts related to its behavioral managed care business, as if the transactions had been completed on September 30, 2006. The intangible asset value has been allocated to the Woodcliff acquisition and the acquisition of the minority interest through the CompCare merger based on the respective ownership percentages acquired in each transaction. The estimate is based on certain assumptions that we believe are reasonable, but are preliminary in nature and subject to change based on an appraisal of the net assets acquired.

(e)	Reflects the estimated amount of goodwill resulting from the Woodcliff acquisition and CompCare merger, representing the excess amount of the acquisition cost over the fair value of net assets acquired, which includes the intangible assets identified in (4) above, and is based on certain assumptions that we believe are reasonable, but are preliminary in nature and subject to change based on an appraisal of the net assets acquired. Goodwill has been allocated to the Woodcliff acquisition and the acquisition of the minority interest through the CompCare merger based on the respective costs in excess of the estimated fair values of the net assets acquired in each transaction.

(f)	Estimated direct costs in the Woodcliff acquisition due to change in control provisions representing severance and related costs of $435,000, transactions-related incentives of $374,000 and legal costs of $40,000.

(g)	Reflects the issuance of 215,053 shares of common stock in the Woodcliff acquisition and 493,013 shares in the CompCare merger, net of the elimination for CompCare’s historical balances, as if the transactions had been completed at September 30, 2006. The average price per share of Hythiam’s stock used to calculate the value the shares issued for pro forma purposes was $10.01 for both transactions.

(h)	Reflects a purchase accounting adjustment to CompCare’s long term subordinated debt, based on current market value assumptions that we believe are reasonable, but are preliminary in nature and subject to change based on an appraisal of the net assets acquired. This adjustment has been allocated to the Woodcliff acquisition and the CompCare merger based on the respective costs in excess of the estimated fair values of the debt acquired in each transaction.

(i)	Reflects proceeds from the issuance of $10 million senior secured note and warrants, with appropriate allocation between the note and warrants based on their relative fair values, as if the issuance occurred on September 30, 2006. The amount allocated to the warrants at the date of issue was estimated at $1,148,000 using the Black Scholes method, and is recorded in additional paid-in capital. The remaining $8,852,000 amount of proceeds was allocated to the note. Also reflected is the recognition of $250,000 in upfront origination fees and other expenses associated with issuance of the note and warrants, with appropriate allocation made between the note and warrants based on their relative fair values. The amount of issuance costs allocated to the note ($221,000) is reflected as a deferred charge on the balance sheet, and the amount allocated to the warrants ($29,000) is reflected in additional paid-in capital. The adjustment to cash and cash equivalents reflects the $10 million proceeds net of the $250,000 of issuance costs.

(j)	Elimination of CompCare’s historical balances.

(k)	The following table presents the allocation of the total acquisition cost, for both transactions, to the assets acquired and liabilities assumed (in millions):

Cash and cash equivalents	$5.9
Other current assets	0.8
Goodwill	10.2
Intangible assets	8.0
Other assets	0.6

Total assets	$25.5
Accounts payable and accrued liabilities	(2.0)
Accrued claims payable	(2.7)
Accrued reinsurance claims payable	(2.5)
Long-term debt	(2.0)
Other liabilities	(0.2)

Total liabilities	$(9.4)

Total acquisition cost	$16.1

Hythiam, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006

	Hythiam	CompCare
	Historical	Historical	Pro Forma Adjustments					Pro Forma
	Nine Mo.	Nine Mo.			Issuance of		Pro Forma	Adjustments
	Ended Sep. 30,	Ended Nov. 30,	Woodcliff		Note &		(Completed	CompCare		Pro Forma
(in thousands, except per share data)	2006	2006 (a)	Acquisition		Warrants		Transactions)	Merger		As Adjusted
Revenues	$2,896	$13,996	$—		$—		$16,892	$—		$16,892
Operating expenses:
Healthcare operating expenses	—	12,550	—		—		12,550	—		12,550
expenses	28,689	2,200	—		—		30,889	—		30,889
Research and development	2,077	—	—		—		2,077	—		2,077
Depreciation & amortization	940	74	606	(b)	—		1,620	600	(b)	2,220

Total operating expenses	31,706	14,824	606		—		47,136	600		47,736

Loss from operations	(28,810)	(828)	(606)		—		(30,244)	(600)		(30,844)

Other non-operating income, net	—	242	—		—		242	—		242
Interest income	1,293	80	—		(10	)(f)	1,363	—		1,363
Interest expense	—	(144)	—		(1,407	)(e)	(1,551)	—		(1,551)
Loss before provision for income taxes from continuing operations	(27,517)	(650)	(606)		(1,417)		(30,190)	(600)		(30,790)
Provision for income taxes	(2)	(72)	—	(c)	—	(c)	(74)	—	(c)	(74)

Net loss from continuing operations	(27,519)	(722)	(606)		(1,417)		(30,264)	(600)		(30,864)

Net loss from continuing operations per common share:
Basic and diluted	$(0.70)	$(0.12)	$—		$—		$(0.76)	$—		$(0.77)

Weighted average shares outstanding:
Basic and diluted	39,468	6,179	(6,179	)(d)	—	(g)	39,683	493	(d)	40,176
			215	(d)

Hythiam, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005

	Hythiam	CompCare
	Historical	Historical	Pro Forma Adjustments					Pro Forma
	Fiscal Year	Year			Issuance of		Pro Forma	Adjustments
	Ended Dec. 31,	Ended Feb. 28,	Woodcliff		Note &		(Completed	CompCare		Pro Forma
(in thousands, except per share data)	2005	2006 (a)	Acquisition		Warrants		Transactions)	Merger		As Adjusted
Revenues	$1,164	$24,604	$—		$—		$25,768	$—		$25,768
Operating expenses:
Healthcare operating expenses	—	21,742	—		—		21,742	—		21,742
General, administrative and other expenses	22,511	3,187	—		—		25,698	—		25,698
Research and development	2,646	—	—		—		2,646	—		2,646
Depreciation & amortization	879	90	808	(b)	—		1,777	800	(b)	2,577

Total operating expenses	26,036	25,019	808		—		51,863	800		52,663

Loss from operations	(24,872)	(415)	(808)		—		(26,095)	(800)		(26,895)

Other non-operating expense, net	—	(130)	—		—		(130)	—		(130)
Interest income	834	53	—		(11	)(f)	876	—		876
Interest expense	—	(188)	—		(1,843	)(e)	(2,031)	—		(2,031)

Loss before provision for income taxes	(24,038)	(680)	(808)		(1,854)		(27,380)	(800)		(28,180)
Provision for income taxes	—	(54)	—	(c)	—	(c)	(54)	—	(c)	(54)

Net loss	$(24,038)	$(734)	$(808)		$(1,854)		$(27,434)	$(800)		$(28,234)

Net loss per common share:
Basic and diluted	($0.77)	($0.15)	—		—		($0.87)	—		($0.89)

Weighted average shares outstanding:
Basic and diluted	31,173	4,757	(4,757	)(d)	—	(g)	31,388	493	(d)	31,881
			215	(d)

(a)	CompCare’s statements of operations presented for the year ended February 28, 2006 is compiled based on the audited consolidated statements of operations for the year ended May 31, 2006, adjusted to exclude the unaudited results for the three months ended May 31, 2006, and to include the unaudited results for the three months ended May 31, 2005. The CompCare statements of operations presented for the nine months ended November 30, 2006 is compiled based on the unaudited consolidated statements of operations for the six months ended November 30, 2006, adjusted to include the unaudited results for the three months ended May 31, 2006.

(b)	Reflects the amortization of intangible assets (customer contracts) acquired as part of the Woodcliff acquisition and CompCare merger, as if the transactions had been completed on January 1, 2005. The estimated useful life is assumed at 5 years. The amortization is being recognized in relation to the incidence of estimated gross profits to be realized over the useful lives of the contracts, which approximates using the straight line method.

(c)	No income tax effect on the adjustments since Hythiam has accumulated net operating losses since its inception.

(d)	Reflects the issuance of 215,053 shares in the Woodcliff acquisition and 493,013 shares in the CompCare merger, offset by the elimination of CompCare’s historical balances as if the transactions had been completed on January 1, 2005.

(e)	Reflects the amount of interest expense incurred on the $10 million senior secured note and warrants, which were issued on January 18, 2007 to fund the Woodcliff acquisition, at the rate of 10.75% (stated rate of prime plus 2.5%, using the current prime rate as of January 17, 2006-8.25%), as if the note and warrants were issued on January 1, 2005. Such interest amounted to $1,075,000 for the year ended December 31, 2005 and $806,250 for the nine months ended September 30, 2006. The impact on interest expense of a 1/8% change in interest rates would be approximately $12,000 annually and $9,000 for nine months. This adjustment also includes $620,000 and $528,000 for amortization of the note discount, and $148,000 and $73,000 for amortization of deferred issuance costs associated with the note, for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively. Both the discount and issuance costs are being deferred and amortized using the effective interest method over 18 months because investors have the option to redeem the note after 18 months.

(f)	Reflects the decrease in interest income earned resulting from the $250,000 of costs paid to issue the senior secured notes and warrants, which closed on January 18, 2006, as if the transaction had been completed on January 1, 2005. The assumed rates are 4.2% for the year ended December 31, 2005, and 5.3% for the nine months ended September 30, 2006, and are consistent with the yield earned on marketable securities by Hythiam during those periods.

(g)	The warrants issued with the senior secured notes are anti-dilutive, and would not impact basic earnings per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.
Date: January 19, 2007	By:	/s/ Chuck Timpe
Chuck Timpe
Chief Financial Officer